Golden American Life Insurance Company
                   1001 Jefferson Street, Suite 400
                        Wilmington, DE  19801
                          Tel:  302-576-3400
                          Fax:  302-576-3410

February 27, 1997

Golden American Life Insurance Company
1001 Jefferson Street, Suite 400
Wilmington, DE 19801

          Re:  Separate Account B of
               Golden American Life Insurance Company
               File Nos.  33-23351
                          33-59261
                         811-5626
Sir or Madam:

          I have examined the form of Registration Statement (File No. 33-23351) filed by Golden American Life Insurance Company ("Golden American") with the Securities and Exchange Commission (the "Commission") on Form N-4 in connection with the registration under the Securities Act of 1933, as amended, of an indefinite number of units of interest in Separate Account B. I have also examined the form of Notice pursuant to Investment Company Act Rule 24f-2 (the "Notice") proposed to be filed with the Commission on the date hereof.

          Based upon my examination and upon my knowledge of corporate activities, and assuming, without independent verification, that the interests were sold in compliance with applicable state laws and in the manner referred to in the Registration Statement, it is my opinion that the interests were legally issued and represent binding obligations of Golden American.

          I consent to the filing of this opinion as an exhibit to the Notice. In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                        Sincerely,


                                        /s/ Marilyn Talman
                                        Marilyn Talman
                                        Vice President, Associate
                                        General Counsel and
                                        Assistant Secretary